Exhibit 23.4

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statement of HFS Incorporated (the "Company") on Form S-3 of our report dated May 15, 1995, related to the financial statements of Century 21 Of The Southwest, Inc. as of and for the years ended March 31, 1995 and 1994, included in the Company's Current Report on Form 8-K dated February 16, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Toback CPAs P.C.

Phoenix, Arizona
May 20, 1996